UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On August 31, 2026, Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) and United Dogecoin Inc. (“United Dogecoin”), a wholly-owned subsidiary of the Company as a result of the consummation on May 6, 2026 of that certain transaction contemplated by the Agreement and Plan of Merger dated April 30, 2026 (the “Merger Agreement”), by and among the Company, United Dogecoin and Shuttle Merger Sub, Inc., entered into a First Amendment to Merger Agreement (the “Amendment”). The Amendment amends the definition of “Milestone Event” (as defined in the Merger Agreement) by reducing the number of Mining Rigs (as defined in the Merger Agreement) from 2,000 to 500. No other terms of the Merger Agreement were amended or modified by the Amendment, and only the threshold for satisfying the Milestone Event has been amended and not the maximum number of pre-funded warrants (or shares of common stock underlying pre-funded warrants) that would be issuable or issued as a result of satisfying the Milestone Event.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

The Company is seeking to effect similar amendments to the definition of “Milestone Event” (the “Parallel Amendments”) found in the Company’s:

●	Securities Purchase Agreement (the “Securities Purchase Agreement”), which it entered into on April 30, 2026 with certain accredited investors (the “Purchasers”), pursuant to which the Company issued (i) 1,910 shares of Series B-2 convertible preferred stock, par value $0.00001 per share and (ii) common stock purchase warrants (the “PIPE Financing”), which PIPE Financing closed on May 6, 2026; and

●	Second Amendment (the “Second Amendment”) to Asset Purchase Agreement dated as of November 20, 2025, which it entered into on April 30, 2026 with 1563868 B.C. Ltd., a Canadian limited corporation and the Company’s wholly owned subsidiary, 1542770 BC Ltd., a Canadian limited corporation, and ZhiTian (Andy) Zhang.

The Company is seeking requisite approval from the Purchasers to amend the Securities Purchase Agreement, and from the parties to the Second Amendment to amend the Second Amendment, to effect the Parallel Amendments.

Forward-Looking Statements

The information contained herein may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. Factors that could cause or contribute to such differences include, but are not limited to, the timing and success of the Company’s efforts to amend the Securities Purchase Agreement and the Second Amendment to effect the Parallel Amendments. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Merger Agreement, dated August 31, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
Dated: September 1, 2026
	By:	/s/ Chris Cooper
	Name:	Chris Cooper
	Title:	Co-Chief Executive Officer